UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  event  reported)  JANUARY  4,  2005

                                 PIZZA INN, INC.
             (Exact name of registrant as specified in its charter)

          MISSOURI                    0-12919               47-0654575
(State or other jurisdiction (Commission File Number) (IRS Employer
 of incorporation)                                   Identification No.)


                 3551 PLANO PARKWAY, THE COLONY, TEXAS     75056
          (Address of principal executive offices)          (Zip Code)

Registrant's  telephone  number,  including  area  code  (469)  384-5000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM  5.02     DEPARTURE  OF  DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION  OF
DIRECTORS;  APPOINTMENT  OF               PRINCIPAL  OFFICERS.

     At a special meeting held on January 4, 2005, the board of directors of Pizza Inn, Inc. appointed Robert B. Page as Acting Chief Executive Officer. Mr. Page replaced Rod McDonald, Pizza Inn's Secretary and General Counsel, who had served as Acting Chief Executive Officer since December 14, 2004. Mr. McDonald will resume his position as full-time Secretary and General Counsel as a result of the appointment of Mr. Page.

     Mr. Page, 45, who was elected a director of Pizza Inn, Inc. in February 2004 is a multi-unit franchisee of Shoney's, Inc. Mr. Page served as Chief Operating Officer of Gordon Biersch Brewery Restaurants, Inc. from November 2000 until September 2002, as Chief Executive Officer and a director of Romacorp, Inc., operator of the chain of Tony Roma's casual dining restaurants, from 1998 through 2000, and as Senior Vice President of Operations of NPC International, Inc., where he was responsible for 374 Pizza Hut restaurants with annual sales of $246 million.

ITEM  7.01     REGULATION  FD  DISCLOSURE.

     Pizza Inn, Inc. elects to disclose the information in the press release furnished as Exhibit 99.1 to this report and incorporated herein by reference through Form 8-K pursuant to Regulation FD.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (C)     EXHIBITS.


EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------
99.1 Press  Release  dated  January 5, 2005 (furnished herewith and incorporated
----   herein  by  reference)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Pizza  Inn,  Inc.

Date:  January  7,  2005                    By: /s/ Rod J. McDonald
                                            Name: Rod J. McDonald
                                            Title: General Counsel and Secretary